SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 16, 1999

                            -------------------------

                          GT INTERACTIVE SOFTWARE CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                       0-27338                 13-3689915
       (State or other            (Commission file number)    (I.R.S. employer
  jurisdiction of incorporation                              identification no.)
       or organization)


       417 Fifth Avenue, New York, NY                               10016
  (Address of principal executive offices)                        (Zip code)

       Registrant's telephone number, including area code: (212) 726-6500

Item 1.           Change in Control of Registrant.

                  On December 16, 1999, pursuant to a Securities Purchase Agreement (the "GT Purchase Agreement"), dated as of November 15, 1999, by and among the Registrant, Infogrames Entertainment S.A. ("Infogrames") and California U.S. Holdings, Inc., a California corporation and a wholly-owned subsidiary of Infogrames ("Purchaser"), which was filed as an exhibit to the Registrant's Current Report on Form 8-K filed on November 19, 1999, the Registrant issued to Purchaser and Purchaser acquired from the Registrant: (i) 28,571,429 shares of the Registrant's common stock, par value $0.01 per share ("Common Stock"), at a purchase price of $1.75 per share and (ii) a 5% subordinated convertible note in the aggregate principal amount of $60,587,206.72 (the "Infogrames Note"), which is convertible into an aggregate of 32,749,841 shares of Common Stock at a conversion price of $1.85 per share, subject to antidilution adjustments (such transaction, the "GT Purchase").

                  Concurrently with the consummation of the GT Purchase, Purchaser acquired (i) an aggregate of 33,558,531 shares of Common Stock from Joseph J. Cayre, Kenneth Cayre, Stanley Cayre, Jack J. Cayre, their children and various associated trusts (together, the "Cayre family") for an aggregate purchase price of $25 million and (ii) subordinated notes of the Registrant in the principal amount of $10 million, plus accrued interest, held by the Cayre family.

                  Also concurrently with the consummation of the GT Purchase, Purchaser acquired from General Atlantic Partners 54, L.P. and GAP Coinvestment Partners II, L.P. (together, "GAP") warrants to purchase 4,500,000 shares of Common Stock, at an exercise price of $0.01 per share, for nominal consideration.

                  In addition, pursuant to a Securities Exchange Agreement, dated as of November 15, 1999, by and among the Registrant and GAP, which was filed as an exhibit to the Registrant's Current Report on Form 8-K filed on November 19, 1999, the Registrant issued to GAP non-interest-bearing subordinated convertible notes in the aggregate principal amount of $50 million, which are convertible into an aggregate of 12,500,000 shares of Common Stock at a conversion price of $4.00 per share, subject to antidilution adjustments (the "GAP Notes"), in exchange for 600,000 shares of the Registrant's Series A Convertible Preferred Stock with a liquidation preference of $30 million and subordinated notes of the Registrant in the principal amount of $20 million, plus accrued interest, held by GAP.

                  Based on Infogrames' Schedule 13D, filed on December 14, 1999, Infogrames and Purchaser may now be deemed to beneficially own an aggregate of approximately 100.7 million shares of Common Stock, or 71.7% of the voting securities of the Registrant. Infogrames and Purchaser acquired these securities using funds from its working capital.

                  Effective as of December 16, 1999, pursuant to the GT Purchase Agreement, all current members of the Registrant's Board of Directors, other than Mr. Thomas A. Heymann and Mr. Steven A. Denning, resigned as directors of the Registrant, and Mr. Bruno Bonnell, President and Chief Executive Officer of Purchaser, and Mr. Thomas Schmider, the Managing Director of Purchaser, were elected as new directors of the Registrant. In addition, on December 17, 1999, the reconstituted Board of Directors of the Registrant set the number of directors on the Board of Directors at five and appointed Mr. Herve Liagre, the Mergers and Acquisitions Director of Purchaser, as a director of the Company.

                  Reference  is  made  to  the  press  release   issued  by  the
Registrant on December 17, 1999, the text of which is attached hereto as Exhibit 99.1, for a description of the events reported pursuant to this Form 8-K.

Item 7.           Exhibits

99.1              Press Release dated December 17, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GT INTERACTIVE SOFTWARE CORP.


Date:    December 21, 1999                  By: /s/ JOHN T. BAKER IV
                                               -------------------------------
                                               Name:  John T. Baker IV
                                               Title: President and
                                                      Chief Operating Officer